UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 23, 2008 (September 19, 2008)

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Professional Drive, Gaithersburg, Maryland	20879
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (240) 361-4400

Ore Pharmaceuticals Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 1.01.     Entry into a Material Definitive Agreement.

On September 19, 2008, Ore Pharmaceuticals Inc. (the “Company”) sold to Nerveda Inc. the Company’s  wholly owned subsidiary, DioGenix, focused on molecular diagnostics, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”). The purchase price for the stock was $1.25 million (the “Purchase Price”), consisting of $500,000 paid at closing  and $750,000 payable pursuant to a promissory note  from DioGenix with two principal payments of $375,000 each due on December 31, 2009 and June 30, 2010, respectively. Payments due under the note are subject to acceleration if DioGenix secures institutional investments or reaches a certain development milestone.  The Note is secured by a lien on DioGenix assets.  If DioGenix commercializes a diagnostic product or service for multiple sclerosis, DioGenix would pay Ore Pharmaceuticals a royalty equal to 3.5 percent of net sales of such tests and  services, capped at an aggregate of $1.5 million. The Company and Nerveda have each agreed to indemnify each other for breach to any representation, warranty, covenant or obligation made pursuant to the Stock Purchase Agreement.

The above description of the Stock Purchase Agreement is qualified in its entirety by reference to the complete terms of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2008, Larry Tiffany, a Senior Vice President of the Company, and President of the Company’s wholly owned subsidiary, DioGenix, resigned as an officer and employee of the Company and DioGenix, effective as of September 14, 2008, in connection with the sale of DioGenix to Nerveda, as described in Item 1.01 above. In connection with his resignation, Mr. Tiffany waived the right to any further payments otherwise due under his existing employment agreement.

Item 8.01.     Other Events.

On September 23, 2008, DioGenix issued a press release announcing the Stock Purchase Agreement. That press release is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
10.104	Stock Purchase Agreement dated as of September 19, 2008 by and among Ore Pharmaceuticals Inc. and Nerveda, Inc.
99.1	Press Release issued by DioGenix Inc. dated September 23, 2008 with respect to the sale of DioGenix to Nerveda, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	September 23, 2008	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.104	Stock Purchase Agreement dated as of September 19, 2008 by and among Ore Pharmaceuticals Inc. and Nerveda.
99.1	Press Release issued by DioGenix Inc. dated September 23, 2008 with respect to the sale of DioGenix to Nerveda